Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: David McAlpine +1.347.327.1336 pr@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2023

•Welcomed new CEO Jacob Thaysen, Ph.D., who started with Illumina on September 25, 2023
•With respect to GRAIL, continue to proceed quickly: retained advisors and preparing for sale and capital markets transaction options for GRAIL, including filing a Form 10, in accordance with the European Commission’s divestiture order; a Board special committee has been established to expedite decisions; in parallel, ongoing appeals preserve flexibility for any divestiture of GRAIL and future transactions

•Revenue of $1.12 billion for Q3 2023, flat compared to Q3 2022 (up 1% on a constant currency basis) and down 5% from Q2 2023
•Shipped 97 NovaSeq X instruments in Q3 2023; now expect to ship 330 to 340 instruments for fiscal year 2023
•GAAP diluted loss per share of $(4.77) for Q3 2023, which included goodwill and intangible impairments of $821 million related to the GRAIL segment, compared to GAAP diluted loss per share of $(24.26) for Q3 2022, which included goodwill impairment of $3.91 billion related to the GRAIL segment
•Non-GAAP diluted earnings per share of $0.33 for Q3 2023, compared to non-GAAP diluted earnings per share of $0.34 for Q3 2022
•Now expect fiscal year 2023 consolidated revenue to decrease 2% to 3% from 2022, including Core Illumina revenue to decrease 3% to 4% from 2022 and GRAIL revenue at the low end of the $90 million to $110 million range
•Now expect GAAP diluted loss per share of $(6.67) to $(6.57) for fiscal year 2023, which includes goodwill and intangible impairments of $821 million related to the GRAIL segment
•Now expect non-GAAP diluted earnings per share of $0.60 to $0.70 for fiscal year 2023

San Diego, November 9, 2023 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the third quarter of fiscal year 2023, which include the consolidated financial results for GRAIL.

“While the environment remains challenging, I am confident in our ability to navigate it and position the company for long-term success,” said Jacob Thaysen, Chief Executive Officer. “I came to Illumina for the opportunity presented by our core business. While I evaluate the company’s strategy, we will remain focused on driving on further placements of the NovaSeq X, which will boost consumables demand. We will also continue optimizing our operations and drive stronger execution.”

Third quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q3 2023	Q3 2022	Q3 2023	Q3 2022
Revenue	$1,119	$1,115	$1,119	$1,115
Gross margin	61.1%	64.3%	65.4%	68.4%
Research and development (“R&D”) expense	$315	$325	$312	$324
Selling, general and administrative (“SG&A”) expense	$303	$146	$328	$336
Goodwill and intangible impairment	$821	$3,914	$—	$—
Legal contingency and settlement	$(1)	$(11)	$—	$—
Operating (loss) profit	$(754)	$(3,657)	$93	$102
Operating margin	(67.3)%	(327.9)%	8.3%	9.2%
Tax (benefit) provision	$(28)	$144	$35	$40
Tax rate	3.6%	(4.0)%	39.7%	43.2%
Net (loss) income	$(754)	$(3,816)	$52	$54
Diluted (loss) earnings per share	$(4.77)	$(24.26)	$0.33	$0.34

(a) See the tables included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
During the third quarter of 2023, the company recognized $712 million in goodwill and $109 million in intangible asset (IPR&D) impairment related to the GRAIL segment. The goodwill impairment was primarily due to a decrease in the company’s consolidated market capitalization and a higher discount rate selected for the fair value calculation of the GRAIL reporting unit. The IPR&D impairment was primarily due to a decrease in projected cash flows and a higher discount rate selected for the fair value calculation of the GRAIL IPR&D asset. During the third quarter of 2022, the company recognized $3.91 billion in goodwill impairment related to the GRAIL segment.

Capital expenditures for free cash flow purposes were $45 million for Q3 2023. Cash flow provided by operations was $139 million, compared to cash flow used in operations of $(52) million in the prior year period, which included a one-time payment related to the litigation settlement with BGI. Free cash flow (cash flow provided by (used in) operations less capital expenditures) was $94 million for the quarter, compared to $(119) million in the prior year period. Depreciation and amortization expenses were $108 million for Q3 2023. At the close of the quarter, the company held $933 million in cash, cash equivalents and short-term investments. During the third quarter of 2023, the company used $750 million in cash to repay the outstanding principal of convertible notes that matured in August 2023.

Third quarter segment results
Illumina has two reportable segments, Core Illumina and GRAIL.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q3 2023	Q3 2022	Q3 2023	Q3 2022
Revenue (b)	$1,106	$1,110	$1,106	$1,110
Gross margin (c)	64.7%	67.9%	66.0%	68.9%
R&D expense	$238	$253	$235	$252
SG&A expense	$216	$66	$246	$262
Legal contingency and settlement	$(1)	$(11)	$—	$—
Operating profit	$262	$445	$249	$251
Operating margin	23.7%	40.1%	22.5%	22.6%

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

(b) Core Illumina revenue for Q3 2023 was flat as compared to Q3 2022, and flat on a constant currency basis. Amounts for Q3 2023 and Q3 2022 included intercompany revenue of $8 million and $5 million, respectively, which is eliminated in consolidation.
(c) The year-over-year decrease in gross margin was primarily driven by less fixed cost leverage on lower manufacturing volumes, product mix, as well as lower instrument margins and higher field service and installation costs due to the NovaSeq X launch, which is typical in a launch year.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q3 2023	Q3 2022	Q3 2023	Q3 2022
Revenue	$21	$10	$21	$10
Gross (loss) profit	$(27)	$(32)	$6	$1
R&D expense	$79	$74	$79	$74
SG&A expense	$87	$81	$82	$75
Goodwill and intangible impairment	$821	$3,914	$—	$—
Operating loss	$(1,015)	$(4,101)	$(155)	$(148)

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

As previously stated, Illumina is committed to moving as quickly as possible through the legal and regulatory processes associated with its acquisition of GRAIL. At this point, Illumina expects decisions on its appeals from the US Court of Appeals for the Fifth Circuit by the end of 2023 and from the European Court of Justice (ECJ) in mid-2024.

Key announcements by Illumina since Illumina’s last earnings release
•Received order from the European Commission to divest GRAIL; Illumina is committed to resolving all issues in a timely manner, with the objective of achieving the maximum value for shareholders and the best outcome for GRAIL
•Launched TruSight Oncology 500 (TSO 500) ctDNA Version 2, a liquid biopsy assay that enables comprehensive genomic profiling of circulating tumor DNA; key improvements include a faster turnaround time of less than four days, higher sensitivity with lower input requirements, and a more streamlined workflow
•Opened new office and state-of-the-art Illumina Solutions Center in Bengaluru, India to grow the genomics market in the most populous country in the world, unlocking opportunities for advancing health care and combating the effects of climate change in South Asia
•Appointed Jacob Thaysen, Ph.D. as Chief Executive Officer and Dr. Steve Barnard as Chief Technology Officer
•Launched the 25B flow cell (300-cycle kit) for the NovaSeq X, enabling customers to generate tens of thousands of whole genomes per year at the lowest cost per sample of any Illumina platform

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Collaboration with HCA Healthcare, Inc. to make GRAIL’s Galleri® multi-cancer early detection (MCED) available to patients who meet screening criteria at select HCA Healthcare physician practices
•Published final results from PATHFINDER Study, which demonstrated that an earlier version of Galleri identified many cancer types that do not currently have recommended screening tests, enabled targeted cancer diagnostic evaluations, and supported diagnostic resolution for the majority of participants in less than three months
•Expanded pilot with Point32Health to offer Galleri to members meeting eligibility requirements, making Point32Health the first commercial health plan in the U.S. to offer Galleri in addition to recommended cancer screenings

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including the company’s Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal year 2023, the company now expects consolidated revenue to decrease 2% to 3% compared to fiscal year 2022. The company now expects Core Illumina revenue to decrease 3% to 4% compared to fiscal year 2022. GRAIL revenue is now expected to be at the low end of the $90 million to $110 million range.

The company now expects GAAP diluted loss per share of $(6.67) to $(6.57) and non-GAAP diluted earnings per share of $0.60 to $0.70.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, November 9, 2023. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website at investor.illumina.com. Alternatively, individuals can access the call by dialing 866.400.0049 or +1.323.794.2149 outside North America, both using conference ID 1991305. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, and from time to time, as applicable, legal contingencies and settlement, and goodwill and intangible impairment, operating income (loss), operating margin, gross profit (loss), other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) the risks and costs associated with our ongoing inability to integrate GRAIL due to the transitional measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL and orders issued by the European Commission and the Federal Trade Commission requiring that we divest GRAIL; (xii) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xiii) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including appeals, or obligations will harm our business, including current plans and operations; (xiv) the risk of incurring additional fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xx) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. In 2023 we celebrate 25 years of innovation, which has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X (Twitter), Facebook, LinkedIn, Instagram, TikTok, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which currently must be held and operated separately and independently from Illumina pursuant to transitional measures ordered by the European Commission, which prohibited our acquisition of GRAIL on September 6, 2022. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 1, 2023	January 1, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$927	$2,011
Short-term investments	6	26
Accounts receivable, net	690	671
Inventory, net	615	568
Prepaid expenses and other current assets	268	285
Total current assets	2,506	3,561
Property and equipment, net	1,040	1,091
Operating lease right-of-use assets	581	653
Goodwill	2,527	3,239
Intangible assets, net	3,029	3,285
Other assets	439	423
Total assets	$10,122	$12,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240	$293
Accrued liabilities	1,242	1,232
Term notes, current portion	—	500
Convertible senior notes, current portion	—	748
Total current liabilities	1,482	2,773
Operating lease liabilities	698	744
Term notes	1,489	1,487
Other long-term liabilities	555	649
Stockholders’ equity	5,898	6,599
Total liabilities and stockholders’ equity	$10,122	$12,252

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Revenue:
Product revenue	$941	$963	$2,864	$3,039
Service and other revenue	178	152	518	462
Total revenue	1,119	1,115	3,382	3,501
Cost of revenue:
Cost of product revenue (a)	293	280	884	866
Cost of service and other revenue (a)	95	72	285	210
Amortization of acquired intangible assets	47	46	143	125
Total cost of revenue	435	398	1,312	1,201
Gross profit	684	717	2,070	2,300
Operating expense:
Research and development (a)	315	325	1,013	975
Selling, general and administrative (a)	303	146	1,127	865
Goodwill and intangible impairment	821	3,914	821	3,914
Legal contingency and settlement	(1)	(11)	14	598
Total operating expense	1,438	4,374	2,975	6,352
Loss from operations	(754)	(3,657)	(905)	(4,052)
Other expense, net	(28)	(15)	(45)	(116)
Loss before income taxes	(782)	(3,672)	(950)	(4,168)
(Benefit) provision for income taxes	(28)	144	36	97
Net loss	$(754)	$(3,816)	$(986)	$(4,265)
Loss per share:
Basic	$(4.77)	$(24.26)	$(6.23)	$(27.13)
Diluted	$(4.77)	$(24.26)	$(6.23)	$(27.13)
Shares used in computing loss per share:
Basic	158	157	158	157
Diluted	158	157	158	157

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Cost of product revenue	$7	$7	$22	$20
Cost of service and other revenue	2	2	5	4
Research and development	36	37	117	112
Selling, general and administrative	41	37	142	130
Stock-based compensation expense before taxes	$86	$83	$286	$266

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net cash provided by (used in) operating activities	$139	$(52)	$254	$245
Net cash used in investing activities	(54)	(250)	(146)	(489)
Net cash (used in) provided by financing activities	(707)	28	(1,183)	44
Effect of exchange rate changes on cash and cash equivalents	(4)	(15)	(9)	(32)
Net decrease in cash and cash equivalents	(626)	(289)	(1,084)	(232)
Cash and cash equivalents, beginning of period	1,553	1,289	2,011	1,232
Cash and cash equivalents, end of period	$927	$1,000	$927	$1,000

Calculation of free cash flow:
Net cash provided by (used in) operating activities	$139	$(52)	$254	$245
Purchases of property and equipment	(45)	(67)	(144)	(198)
Free cash flow (a)	$94	$(119)	$110	$47

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2023	October 2, 2022	% Change	October 1, 2023	October 2, 2022	% Change
Consolidated revenue	$1,119	$1,115	—	$3,382	$3,501	(3)%
Less: Hedge gains	5	16		9	32
Consolidated revenue, excluding hedge effect	1,114	1,099		3,373	3,469
Less: Exchange rate effect	4	—		(35)	—
Consolidated constant currency revenue (a)	$1,110	$1,099	1%	$3,408	$3,469	(2)%

Core Illumina revenue	$1,106	$1,110	—	$3,341	$3,487	(4)%
Less: Hedge gains	5	16		9	32
Core Illumina revenue, excluding hedge effect	1,101	1,094		3,332	3,455
Less: Exchange rate effect	4	—		(35)	—
Core Illumina constant currency revenue (a)	$1,097	$1,094	—	$3,367	$3,455	(3)%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE:

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
GAAP loss per share - diluted	$(4.77)	$(24.26)	$(6.23)	$(27.13)
Cost of revenue (b)	0.30	0.29	0.93	0.79
R&D expense (b)	0.02	0.01	0.11	0.01
SG&A expense (b)	(0.15)	(1.22)	0.64	(0.82)
Goodwill and intangible impairment (b)	5.20	24.89	5.19	24.89
Legal contingency and settlement (b)	(0.01)	(0.07)	0.09	3.81
Other expense, net (b)	0.14	0.04	0.23	0.53
GILTI and U.S. foreign tax credits (c)	0.24	0.19	0.40	0.38
Incremental non-GAAP tax expense (d)	(0.65)	0.48	(0.68)	(0.48)
Income tax provision (e)	0.01	—	0.05	0.03
Effect of dilutive shares (f)	—	(0.01)	—	(0.03)
Non-GAAP earnings per share - diluted (a)	$0.33	$0.34	$0.73	$1.98

GAAP diluted shares	158	157	158	157
Non-GAAP dilutive shares (f)	—	2	—	2
Non-GAAP diluted shares	158	159	158	159

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET (LOSS) INCOME:

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
GAAP net loss	$(754)	$(3,816)	$(986)	$(4,265)
Cost of revenue (b)	48	46	147	124
R&D expense (b)	3	1	17	1
SG&A expense (b)	(24)	(191)	102	(129)
Goodwill and intangible impairment (b)	821	3,914	821	3,914
Legal contingency and settlement (b)	(1)	(11)	14	598
Other expense, net (b)	22	7	36	83
GILTI and U.S. foreign tax credits (c)	38	30	63	60
Incremental non-GAAP tax expense (d)	(102)	74	(108)	(77)
Income tax provision (e)	1	—	9	5
Non-GAAP net income (a)	52	54	115	314
Add: interest expense on convertible notes, net of tax (g)	—	1	—	1
Non-GAAP net income for diluted earnings per share	$52	$55	$115	$315

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to the Itemized Reconciliations between GAAP and Non-GAAP Results of Operations for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(f) In loss periods, GAAP basic loss per share and diluted loss per share are identical since the effect of potentially dilutive shares is anti-dilutive and therefore excluded. For non-GAAP diluted earnings per share, the impact of potentially dilutive shares from our convertible senior notes and equity awards is included and is calculated based on the sum of weighted-average common shares and potentially dilutive shares outstanding during Q3 2022 and YTD 2022.
(g) Amount represents interest expense on the 2023 Convertible Senior Notes, net of any income tax effects, which is added back to the numerator used to calculate non-GAAP diluted earnings per share, for purposes of the if-converted method, as it would have a dilutive effect on the calculation of non-GAAP diluted earnings per share.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	October 1, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$715	64.7%	$(27)	$(4)	$684	61.1%
Amortization of acquired intangible assets	14	1.2%	33	—	47	4.2%
Restructuring (g)	1	0.1%	—	—	1	0.1%
Non-GAAP gross profit (a)	$730	66.0%	$6	$(4)	$732	65.4%

GAAP R&D expense	$238	21.5%	$79	$(2)	$315	28.1%
Restructuring (g)	(3)	(0.3)%	—	—	(3)	(0.3)%
Non-GAAP R&D expense	$235	21.2%	$79	$(2)	$312	27.8%

GAAP SG&A expense	$216	19.5%	$87	$—	$303	27.0%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	110	9.9%	—	—	110	9.8%
Acquisition-related expenses (d)	(27)	(2.3)%	(3)	—	(30)	(2.6)%
Restructuring (g)	(54)	(4.9)%	(1)	—	(55)	(4.9)%
Proxy contest	1	0.1%	—	—	1	0.1%
Non-GAAP SG&A expense	$246	22.3%	$82	$—	$328	29.3%

GAAP goodwill and intangible impairment	$—	—	$821	$—	$821	73.4%
Goodwill impairment (i)	—	—	(712)	—	(712)	(63.6)%
Intangible (IPR&D) impairment (i)	—	—	(109)	—	(109)	(9.8)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP legal contingency and settlement	$(1)	(0.2)%	$—	$—	$(1)	(0.1)%
Legal contingency and settlement (h)	1	0.2%	—	—	1	0.1%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$262	23.7%	$(1,015)	$(1)	$(754)	(67.3)%
Cost of revenue	15	1.3%	33	—	48	4.3%
R&D costs	3	0.4%	—	—	3	0.3%
SG&A costs	(30)	(2.7)%	6	—	(24)	(2.3)%
Goodwill and intangible impairment	—	—	821	—	821	73.4%
Legal contingency and settlement	(1)	(0.2)%	—	—	(1)	(0.1)%
Non-GAAP operating profit (loss) (a)	$249	22.5%	$(155)	$(1)	$93	8.3%

GAAP other (expense) income, net	$(33)	(3.0)%	$5	$—	$(28)	(2.6)%
Strategic investment related loss, net (e)	19	1.8%	—	—	19	1.8%
Gain on Helix contingent value right (f)	(5)	(0.5)%	—	—	(5)	(0.4)%
Unrealized foreign currency loss on EC fine (j)	8	0.7%	—	—	8	0.7%
Non-GAAP other (expense) income, net (a)	$(11)	(1.0)%	$5	$—	$(6)	(0.5)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	October 2, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$753	67.9%	$(32)	$(4)	$717	64.3%
Amortization of acquired intangible assets	12	1.0%	33	—	46	4.1%
Non-GAAP gross profit (a)	$765	68.9%	$1	$(4)	$763	68.4%

GAAP R&D expense	$253	22.8%	$74	$(2)	$325	29.1%
Acquisition-related expenses (d)	(1)	(0.1)	—	—	(1)	—
Non-GAAP R&D expense	$252	22.7%	$74	$(2)	$324	29.1%

GAAP SG&A expense	$66	5.9%	$81	$(1)	$146	13.1%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	219	19.7%	—	—	219	19.6%
Acquisition-related expenses (d)	(23)	(2.1)%	(5)	—	(28)	(2.5)%
Non-GAAP SG&A expense	$262	23.6%	$75	$(1)	$336	30.1%

GAAP legal contingency and settlement	$(11)	(1.0)%	$—	$—	$(11)	(1.0)%
Legal contingency and settlement (h)	11	1.0%	—	—	11	1.0%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP goodwill and intangible impairment	$—	—	$3,914	$—	$3,914	351.0%
Goodwill impairment (i)	—	—	(3,914)	—	(3,914)	(351.0)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$445	40.1%	$(4,101)	$(1)	$(3,657)	(327.9)%
Cost of revenue	12	1.0%	33	—	46	4.1%
R&D costs	1	0.1%	—	—	1	—
SG&A costs	(196)	(17.5)%	6	—	(191)	(17.0)%
Legal contingency and settlement	(11)	(1.0)%	—	—	(11)	(1.0)%
Goodwill impairment	—	—	3,914	—	3,914	351.0%
Non-GAAP operating profit (loss) (a)	$251	22.6%	$(148)	$(1)	$102	9.2%

GAAP other (expense) income, net	$(15)	(1.4)%	$1	$—	$(15)	(1.3)%
Strategic investment related loss, net (e)	2	0.2%	—	—	2	0.2%
Loss on Helix contingent value right (f)	5	0.5%	—	—	5	0.4%
Non-GAAP other (expense) income, net (a)	$(8)	(0.7)%	$1	$—	$(8)	(0.7)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Nine Months Ended
	October 1, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$2,161	64.7%	$(77)	$(14)	$2,070	61.2%
Amortization of acquired intangible assets	43	1.3%	100	—	143	4.3%
Restructuring (g)	4	0.1%	—	—	4	0.1%
Non-GAAP gross profit (a)	$2,208	66.1%	$23	$(14)	$2,217	65.6%

GAAP R&D expense	$771	23.1%	$254	$(12)	$1,013	30.0%
Acquisition-related expenses (d)	(1)	—	—	—	(1)	—
Restructuring (g)	(16)	(0.6)%	—	—	(16)	(0.5)%
Non-GAAP R&D expense	$754	22.5%	$254	$(12)	$996	29.5%

GAAP SG&A expense	$857	25.7%	$271	$(1)	$1,127	33.3%
Amortization of acquired intangible assets	(1)	—	(3)	—	(4)	(0.1)%
Contingent consideration liabilities (c)	82	2.5%	—	—	82	2.3%
Acquisition-related expenses (d)	(64)	(1.9)%	(11)	—	(75)	(2.1)%
Restructuring (g)	(72)	(2.3)%	(3)	—	(75)	(2.2)%
Proxy contest	(29)	(0.9)%	—	—	(29)	(0.9)%
Non-GAAP SG&A expense	$773	23.1%	$254	$(1)	$1,026	30.3%

GAAP goodwill and intangible impairment	$—	—	$821	$—	$821	24.3%
Goodwill impairment (i)	—	—	(712)	—	(712)	(21.1)%
Intangible (IPR&D) impairment (i)	—	—	(109)	—	(109)	(3.2)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP legal contingency and settlement	$14	0.4%	$—	$—	$14	0.4%
Legal contingency and settlement (h)	(14)	(0.4)%	—	—	(14)	(0.4)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$519	15.5%	$(1,424)	$—	$(905)	(26.8)%
Cost of revenue	47	1.4%	100	—	147	4.4%
R&D costs	17	0.5%	—	—	17	0.5%
SG&A costs	84	2.6%	18	—	102	3.0%
Goodwill and intangible impairment	—	—	821	—	821	24.3%
Legal contingency and settlement	14	0.4%	—	—	14	0.4%
Non-GAAP operating profit (loss) (a)	$681	20.4%	$(485)	$—	$196	5.8%

GAAP other (expense) income, net	$(53)	(1.6)%	$8	$—	$(45)	(1.3)%
Strategic investment related loss, net (e)	36	1.1%	—	—	36	1.0%
Gain on Helix contingent value right (f)	(8)	(0.2)%	—	—	(8)	(0.2)%
Unrealized foreign currency loss on EC fine (j)	8	0.2%	—	—	8	0.2%
Non-GAAP other (expense) income, net (a)	$(17)	(0.5)%	$8	$—	$(9)	(0.3)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Nine Months Ended
	October 2, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$2,405	69.0%	$(91)	$(14)	$2,300	65.7%
Amortization of acquired intangible assets	24	0.7%	101	—	124	3.5%
Non-GAAP gross profit (a)	$2,429	69.7%	$10	$(14)	$2,424	69.2%

GAAP R&D expense	$740	21.2%	$245	$(10)	$975	27.8%
Acquisition-related expenses (d)	(1)	—	—	—	(1)	—
Non-GAAP R&D expense	$739	21.2%	$245	$(10)	$974	27.8%

GAAP SG&A expense	$656	18.8%	$210	$(1)	$865	24.7%
Amortization of acquired intangible assets	(1)	—	(3)	—	(4)	(0.1)%
Contingent consideration liabilities (c)	230	6.6%	—	—	230	6.6%
Acquisition-related expenses (d)	(86)	(2.5)%	(9)	—	(96)	(2.8)%
Non-GAAP SG&A expense	$799	22.9%	$198	$(1)	$995	28.4%

GAAP legal contingency and settlement	$598	17.1%	$—	$—	$598	17.1%
Legal contingency and settlement (h)	(598)	(17.1)%	—	—	(598)	(17.1)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP goodwill and intangible impairment	$—	—	$3,914	$—	$3,914	111.8%
Goodwill impairment (i)	—	—	(3,914)	—	(3,914)	(111.8)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$411	11.8%	$(4,460)	$(3)	$(4,052)	(115.7)%
Cost of revenue	24	0.7%	101	—	124	3.5%
R&D costs	1	—	—	—	1	—%
SG&A costs	(143)	(4.0)%	12	—	(129)	(3.7)%
Legal contingency and settlement	598	17.1%	—	—	598	17.1%
Goodwill impairment	—	—	3,914	—	3,914	111.8%
Non-GAAP operating profit (loss) (a)	$891	25.6%	$(433)	$(3)	$456	13.0%

GAAP other (expense) income, net	$(117)	(3.4)%	$1	$—	$(116)	(3.3)%
Strategic investment related loss, net (e)	75	2.2%	—	—	75	2.2%
Loss on Helix contingent value right (f)	8	0.2%	—	—	8	0.2%
Non-GAAP other (expense) income, net (a)	$(34)	(1.0)%	$1	$—	$(33)	(0.9)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-

GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to GRAIL.
(d) Amounts consist primarily of legal expenses related to the acquisition of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(f) Amounts consist of fair value adjustments related to our Helix contingent value right.
(g) Amounts for Q3 2023 consist primarily of lease and other asset impairments and amounts for YTD 2023 consist primarily of employee severance costs and lease and other asset impairments related to restructuring activities.
(h) Amount for Q3 2023 consists of a gain related to a patent litigation settlement. The amount for YTD 2023 also consists of a loss related to a patent litigation settlement in Q1 2023 and an adjustment recorded in Q2 2023 to our accrual for the fine imposed by the European Commission in July 2023. Amounts in YTD 2022 consist of an expense of $145 million related to the settlement of our litigation with BGI, which includes a gain of $11 million recorded in Q3 2022 as a result of releasing $6 million of previously recorded litigation accrual and $5 million of a gain contingency recognized in Q3 2022. In addition, the amount in YTD 2022 consists of an accrual of $453 million, recorded in Q2 2022, for the fine imposed by the European Commission.
(i) Amounts for Q3 2023 and YTD 2023 consist of goodwill and IPR&D intangible asset impairments related to our GRAIL segment. Amounts for Q3 2022 and YTD 2022 consist of goodwill impairment related to our GRAIL segment.
(j) Amounts consist of an unrealized mark-to-market loss on hedge entered into in Q3 2023 associated with the EC fine, partially offset by an unrealized gain related to foreign currency balance sheet remeasurement of the EC fine liability.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP TAX PROVISION (BENEFIT):

	Three Months Ended		Nine Months Ended
	October 1, 2023		October 1, 2023
GAAP tax (benefit) provision	$(28)	3.6%	$36	(3.8)%
Incremental non-GAAP tax expense (b)	102		108
Income tax provision (c)	(1)		(9)
GILTI and U.S. foreign tax credits (d)	(38)		(63)
Non-GAAP tax provision (a)	$35	39.7%	$72	38.3%

	Three Months Ended		Nine Months Ended
	October 2, 2022		October 2, 2022
GAAP tax provision	$144	(4.0)%	$97	(2.3)%
Incremental non-GAAP tax expense (b)	(74)		77
Income tax provision (c)	—		(5)
GILTI and U.S. foreign tax credits (d)	(30)		(60)
Non-GAAP tax provision (a)	$40	43.2%	$109	25.8%

(a) Non-GAAP tax provision excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed in Table 2.
(c) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(d) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 1, 2023 filed with the SEC on February 17, 2023, Form 10-Q for the fiscal quarter ended April 2, 2023, and Form 10-Q for the fiscal quarter ended July 2, 2023. We assume no obligation to update any forward-looking statements or information.

TABLE 5: RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE GUIDANCE:

Fiscal Year 2023
Consolidated GAAP diluted loss per share	$(6.67) - $(6.57)
Amortization of acquired intangible assets	1.23
Goodwill and intangible impairment (b)	5.15
Legal contingency and settlement (c)	0.09
Acquisition-related expenses (d)	0.48
Strategic investment related loss, net (e)	0.22
Gain on Helix contingent value right (f)	(0.05)
Unrealized foreign currency loss on EC fine (g)	0.05
Restructuring (h)	0.59
Contingent consideration liabilities (i)	(0.51)
GILTI and U.S. foreign tax credits (j)	0.41
Incremental non-GAAP tax expense (k)	(0.63)
Income tax provision (l)	0.06
Proxy contest	0.18
Consolidated non-GAAP diluted earnings per share (a)	$0.60 - $0.70

(a) Non-GAAP diluted earnings per share excludes the effects of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) Amount consists of goodwill and IPR&D intangible asset impairments related to our GRAIL segment recognized in Q3 2023.
(c) Amount consists of a gain related to a patent litigation settlement in Q3 2023, an adjustment in Q2 2023 to our accrual for the fine imposed by the European Commission and a loss related to a patent litigation settlement in Q1 2023.
(d) Amount consists primarily of legal expenses incurred through Q3 2023 related to the acquisition of GRAIL.
(e) Amount consists primarily of mark-to-market adjustments and impairments recognized through Q3 2023 on our strategic investments.
(f) Amount consists of fair value adjustments recognized through Q3 2023 on our Helix contingent value right.
(g) Amount consists of an unrealized mark-to-market loss on hedge entered into in Q3 2023 associated with the EC fine, partially offset by an unrealized gain related to foreign currency balance sheet remeasurement of the EC fine liability.
(h) Amount consists primarily of employee severance costs and lease and other asset impairments incurred through Q3 2023 related to restructuring activities.
(i) Amount consists primarily of fair value adjustments recognized through Q3 2023 for our contingent consideration liability related to GRAIL.
(j) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(k) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(l) Amount represents the difference between book and tax accounting related to stock-based compensation cost recognized through Q3 2023.